UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-133936	68-0634458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sale of Equity Securities;

On February 23, 2009, Visual Management Systems, Inc. (the “Company”) issued 140,000 shares of its common stock to John W. Whitman Jr. (“Whitman”) under the Company’s Equity Incentive Plan, as compensation to Whitman for consulting services offered to the Company pursuant to a Management Consulting Agreement between the Company and Whitman. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, in making such issuance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

On March 27, 2009, the Board of Directors (the “Board”) of the Company and holders of a majority of the outstanding shares of common stock of the Company, approved a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Visual Management Systems, Inc. (the “Certificate”) which increases the number of authorized shares of the Company’s common stock from fifty million (50,000,000) shares to a total of one billion (1,000,000,000) shares. In addition, the Board approved the filing of a Certificate of Designation which creates a series of preferred stock to be known as Series B Convertible Preferred Stock. The Series B convertible Preferred stock will consist of up to 500 shares and will be convertible into common stock at an initial conversion price of $0.005 per share. The Series B convertible Preferred Stock will have a liquidation preference of $1,000 per share and will rank senior to the Company’s common stock and have parity with the Company’s Series A Convertible Preferred Stock.

Item 8.01 Other Events;

On March 27, 2009, the Company was served with a summons and a complaint in which the Company, its CEO Jason Gonzalez, its current Board members Robert Moe, Martin McFeely, Michael Ryan and Col. Jack Jacobs (ret.), and its former CFO Howard Herman were named as defendants in a suit filed by former Board member Jay Russ, and two other entities under his control. In the complaint, which was filed in the United States District Court for the Eastern District of New York, the plaintiffs allege, among other things, misrepresentation, securities fraud and breach of duty by the defendants, pertaining to, among other things, the Company’s restatement of financial results for the periods ended August 31, 2007 and September 30, 2007, and the transaction in which the Company purchased substantially all the assets of Intelligent Digital Systems, LLC (the “Asset Purchase”). The Complaint also asserts claims regarding non-payment of amounts allegedly due to the Plaintiffs pursuant to agreements entered into in connection with the Asset Purchase, and a note issued by the Company to the Russ & Russ PC Defined Benefit Pension Plan (the “Note”). The Company believes that the Plaintiff’s claims regarding misrepresentation, securities fraud and breach of duty are entirely without merit and intends to vigorously defend against them.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits:

EXHIBIT NO	DESCRIPTION

3.1.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.1.2	Certificate of Designation creating Series B Convertible Preferred Stock

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez

Name:	Jason Gonzalez
Title:	President and Chief Executive Officer

Dated: March 31, 2009